Exhibit 4(d)


                   PREFERRED PARTNERSHIP SECURITIES GUARANTEE

                                     Between

                               TXU Europe Limited
                                 (as Guarantor)

                                       and

                              The Bank of New York
                                  (as Trustee)

                                   dated as of

                                  ------------




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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I     DEFINITIONS .................................................... 1
   SECTION 1.01   Definitions ................................................ 1

ARTICLE II    TRUST INDENTURE ACT ............................................ 4
   SECTION 2.01   Trust Indenture Act; Application ........................... 4
   SECTION 2.02   Lists of Holders of Preferred Partnership Securities ....... 4
   SECTION 2.03   Reports by the Partnership Guarantee Trustee ............... 4
   SECTION 2.04   Periodic Reports to Partnership Guarantee Trustee .......... 5
   SECTION 2.05   Evidence of Compliance with Conditions Precedent ........... 5
   SECTION 2.06   Events of Default; Waiver .................................. 5
   SECTION 2.07   Event of Default; Notice ................................... 5
   SECTION 2.08   Conflicting Interests ...................................... 5

ARTICLE III   POWERS, DUTIES AND RIGHTS OF Partnership Guarantee Trustee ..... 6
   SECTION 3.01   Powers and Duties of the Partnership Guarantee Trustee ..... 6
   SECTION 3.02   Certain Rights of Partnership Guarantee Trustee ............ 7
   SECTION 3.03   Not Responsible for Recitals or Issuance of Preferred
                    Partnership Securities Guarantee .........................10

ARTICLE IV    Partnership Guarantee Trustee ..................................10
   SECTION 4.01   Partnership Guarantee Trustee; Eligibility .................10
   SECTION 4.02   Compensation and Reimbursement .............................10
   SECTION 4.03   Appointment, Removal and Resignation of Partnership
                    Guarantee Trustee ........................................11

ARTICLE V     GUARANTEE ......................................................12
   SECTION 5.01   Guarantee ..................................................12
   SECTION 5.02   Waiver of Notice and Demand.................................12
   SECTION 5.03   Obligations Not Affected ...................................12
   SECTION 5.04   Rights of Holders ..........................................13
   SECTION 5.05   Guarantee of Payment .......................................14
   SECTION 5.06   Subrogation ................................................14
   SECTION 5.07   Independent Obligations ....................................14
   SECTION 5.08   Additional Amounts .........................................14

ARTICLE VI    LIMITATION OF TRANSACTIONS; SUBORDINATION ......................15
   SECTION 6.01   Limitation of Transactions .................................15
   SECTION 6.02   Subordination ..............................................16

ARTICLE VII   TERMINATION ....................................................16

ARTICLE VIII  MISCELLANEOUS ..................................................16

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   SECTION 8.01   Successors and Assigns .....................................16
   SECTION 8.02   Amendments .................................................16
   SECTION 8.03   Consolidations and Mergers .................................17
   SECTION 8.04   Notices ....................................................17
   SECTION 8.05   Benefit ....................................................18
   SECTION 8.06   Interpretation .............................................18
   SECTION 8.07   Governing Law ..............................................19

                             CROSS-REFERENCE TABLE*
                             ----------------------


Section of                                                           Section of
Trust Indenture Act                                                  Preferred
of 1939, as amended                                                  Trust
Securities                                                           Guarantee
----------                                                           ---------


310(a).............................................................4.01(a)
310(b).............................................................4.01(c), 2.08
310(c).............................................................Inapplicable
311(a).............................................................2.02(b)
311(b).............................................................2.02(b)
311(c).............................................................Inapplicable
312(a).............................................................2.02(a)
312(b).............................................................2.02(b)
313................................................................2.03
314(a).............................................................2.04
314(b).............................................................Inapplicable
314(c).............................................................2.05
314(d).............................................................Inapplicable
314(e).............................................................1.01, 2.05,
                                                                   3.02
314(f).............................................................2.01, 3.02
315(a).............................................................3.01(d)
315(b).............................................................2.07
315(c).............................................................3.01
315(d).............................................................3.01(d)
316(a).............................................................5.04(a), 2.06
316(b).............................................................5.03
316(c).............................................................2.02
317(a).............................................................Inapplicable
317(b).............................................................Inapplicable
318(a).............................................................2.01(b)
318(b).............................................................2.01
318(c).............................................................2.01(a)

-------------
* This Cross-Reference Table does not constitute part of the Preferred Partnership Securities Guarantee and shall not affect the interpretation of any of its terms or provisions.

              PREFERRED PARTNERSHIP SECURITIES GUARANTEE AGREEMENT

          This PREFERRED PARTNERSHIP SECURITIES GUARANTEE AGREEMENT ("Preferred Partnership Securities Guarantee"), dated as of November _, 1999, is executed and delivered by TXU Europe Limited, a private limited company incorporated under the laws of England and Wales (the "Guarantor"), and The Bank of New York, as trustee (the "Partnership Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Partnership Securities (as defined herein) of TXU Europe Funding I, L.P. a Delaware limited partnership (the "Issuer").

          WHEREAS, pursuant to an Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), dated as of the date hereof, the Issuer may issue a single series of limited partner interests in the Issuer (the "Partnership Preferred Securities");

          WHEREAS, pursuant to the Partnership Agreement, the proceeds received by the Issuer from the issuance and sale of the Partnership Preferred Securities will be invested by the Issuer in junior subordinated debentures of TXU Eastern Funding Company and one or more eligible subsidiaries of the Guarantor and to a limited extent, in other eligible debt securities; and

          WHEREAS, the Guarantor, as incentive for the Holders (as defined herein) to purchase Partnership Preferred Securities, desires hereby irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein).

          NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Partnership Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Partnership Securities Guarantee for the benefit of the Holders from time to time.

                                   ARTICLE I

                                   DEFINITIONS

          SECTION 1.01 DEFINITIONS. As used in this Preferred Partnership Securities Guarantee, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Partnership Agreement or Trust Agreement as in effect on the date hereof.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Business Day" means any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

          "Corporate Trust Office" means the principal trust office of the Partnership Guarantee Trustee in the Borough of Manhattan, The City of New York, which office at the date hereof is located at _________________________________.

          "Distributions" shall have the meaning set forth in Section 5.1 of the Partnership Agreement.

          "Event of Default" means a default by the Guarantor on any of its payment obligations under this Preferred Partnership Securities Guarantee.

          "Finance Subsidiary" means any wholly-owned subsidiary of the Guarantor the principal purpose of which is to raise capital for the Guarantor by issuing securities that are guaranteed by the Guarantor and the proceeds of which are loaned to or invested in the Guarantor or one or more of its affiliates.

          "Guarantee Payments" shall mean the following payments or distribution, without duplication, with respect to the Partnership Preferred Securities, to the extent not paid or made by the Partnership: (i) any accumulated and unpaid Distributions that have theretofore been properly declared by the General Partner on the Partnership Preferred Securities out of funds legally available to the Partnership therefor, (ii) the redemption price of the Partnership Preferred Securities, including all accumulated and unpaid Distributions to the date of redemption ( the " Redemption Price"), payable out of funds legally available to the Partnership therefor, with respect to any Partnership Preferred Securities called for redemption by the Partnership, and
(iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Partnership, the lesser of (a) the aggregate of the liquidation preference and all accumulated and unpaid Distributions on the partnership Preferred Securities to the date of payment and (b) the amount of assets of the Partnership remaining available for distribution to Holders in liquidation of the Partnership after satisfaction of all liabilities of the Partnership (in either case, the " Liquidation Distribution").

          "Holders" shall mean the holders, as registered on the books and records of the Partnership, of the Partnership Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Partnership Preferred Securities have given any request, notice, consent or waiver hereunder, "Holders" shall not include the Guarantor or any entity owned more than 50% by the Guarantor, either directly or indirectly.

          "Investment Event of Default" has the meaning ascribed to it in the Partnership Agreement.

          "Majority in Liquidation Amount of the Preferred Partnership Securities" means a vote by Holders, voting separately as a class, of more than 50% of the aggregate Liquidation Amount of all Preferred Partnership Securities.

          "Officer's Certificate" means a certificate signed by any Director, the President, any Vice President, the Treasurer, or any Assistant Treasurer of the Guarantor, and delivered to the Partnership Guarantee Trustee. Any Officer's Certificate or Opinion of Counsel delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

          (a) a statement that the director, officer or counsel signing the Officer's Certificate or the Opinion of Counsel has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each director, officer or counsel in rendering the Officer's Certificate or the Opinion of Counsel;

          (c) a statement that each such director, officer or counsel has made such examination or investigation as, in such director's, officer's or counsel's opinion, is necessary to enable such director, officer or counsel to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such director, officer or counsel, such condition or covenant has been complied with.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Partnership Guarantee Trustee or the Guarantor or an Affiliate of the Guarantor, or an employee or any thereof, who shall be acceptable to the Guarantee Trustee.

          "Partnership" means TXU Europe Funding I, L.P.

          "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of _________ ______, _____, amoung TXU Europe Limited, a private limited company incorporated under the laws of England and Wales as general partner, as initial limited partner and such other persons who became limited partners as provided therein.

          "Partnership Guarantee Trustee" means The Bank of New York until a Successor Partnership Guarantee Trustee (as defined below) has been appointed and has accepted such appointment pursuant to the terms of this Preferred Partnership Securities Guarantee and thereafter means each such Successor Partnership Guarantee Trustee.

          "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or government, or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Responsible Officer" means, with respect to the Guarantee Trustee, any vice-president, any assistant vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Corporate Trust Department of the Partnership Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

          "Senior Indebtedness" means any payment in respect of indebtedness of the Guarantor for money borrowed, except for any such indebtedness that is by its terms subordinated to or pari passu with Guarantor's guarantees of the debt instruments purchased by the Partnership (the "Subsidiary Debentures"), as the case may be.

          "Successor Partnership Guarantee Trustee" means a successor Partnership Guarantee Trustee possessing the qualifications to act as Partnership Guarantee Trustee under Section 4.01.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

          "Trust Securities" means the Preferred Partnership Securities.

                                   ARTICLE II

                               TRUST INDENTURE ACT

          SECTION 2.01  TRUST INDENTURE ACT; APPLICATION.

          (a) This Preferred Partnership Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Preferred Partnership Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

          (b) if and to the extent that any provision of this Preferred Partnership Securities Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

          SECTION 2.02  LISTS OF HOLDERS OF PREFERRED PARTNERSHIP SECURITIES.

          (a) The Guarantor shall furnish or cause to be furnished to the Partnership Guarantee Trustee (a) semiannually, not later than ________ and _______ in each year, a list, in such form as the Partnership Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and
(b) at such other times as the Partnership Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished; provided that, the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Partnership Guarantee Trustee by the Guarantor. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Guarantee Trustee shall comply with its obligations under
Section 311(a) of the Trust Indenture Act, subject to the provisions of Section 311(b) of the Trust Indenture Act, and Section 312(b) of the Trust Indenture Act.

          SECTION 2.03 REPORTS BY THE PARTNERSHIP GUARANTEE TRUSTEE. Not later than ________ in each year, commencing ________________, the Partnership Guarantee Trustee shall provide to the Holders such reports, if any, as are required by Section 313(a) of the Trust Indenture Act in the form and in the manner provided by Section 313(a) of the Trust Indenture Act. Any such report shall be dated as of the next preceding _________ 15. The Guarantee Trustee shall also comply with the requirements of Sections 313(b), (c) and (d) of the Trust Indenture Act.

          SECTION 2.04 PERIODIC REPORTS TO PARTNERSHIP GUARANTEE TRUSTEE. The Guarantor shall provide to the Partnership Guarantee Trustee such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by
Section 314 of the Trust Indenture Act.

          SECTION 2.05 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. The Guarantor shall provide to the Partnership Guarantee Trustee such evidence of compliance with any conditions precedent provided for in this Preferred Partnership Securities Guarantee as and to the extent required by Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer or director and any opinion of counsel required to be given by counsel, in each case pursuant to Section 314(c) of the Trust Indenture Act, shall be given in the form of an Officer's Certificate, and an Opinion of Counsel, respectively.

          SECTION 2.06 EVENTS OF DEFAULT; WAIVER. The Holders of a Majority in Liquidation Amount of Preferred Partnership Securities may, by vote, on behalf of all of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Partnership Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 2.07  EVENT OF DEFAULT; NOTICE.

          (a) The Partnership Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, a notice of such Event of Default known to the Partnership Guarantee Trustee, unless such default shall have been cured or waived before the giving of such notice, provided that the Partnership Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Partnership Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

          (b) The Partnership Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Partnership Guarantee Trustee receives notice or a Responsible Officer of the Partnership Guarantee Trustee charged with the administration of the Trust Agreement shall have obtained actual knowledge of an Event of Default

          SECTION 2.08 CONFLICTING INTERESTS. The Trust Agreement and the Indenture (For Unsecured Debt Securities) dated as of May 1, 1999 of TXU Eastern Funding Company and TXU Europe Limited to The Bank of New York, as trustee, shall be deemed to be specifically described in this Preferred Partnership Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III

           POWERS, DUTIES AND RIGHTS OF PARTNERSHIP GUARANTEE TRUSTEE

          SECTION 3.01  POWERS AND DUTIES OF THE PARTNERSHIP GUARANTEE TRUSTEE.

          (a) This Preferred Partnership Securities Guarantee shall be held by the Partnership Guarantee Trustee for the benefit of the Holders, and the Partnership Guarantee Trustee shall not transfer this Preferred Partnership Securities Guarantee or any rights hereunder to any Person except a Holder exercising his or her rights pursuant to Section 5.04 or to a Successor Partnership Guarantee Trustee on acceptance by such Successor Partnership Guarantee Trustee of its appointment to act as Successor Partnership Guarantee Trustee. The right, title and interest of the Partnership Guarantee Trustee shall automatically vest in any Successor Partnership Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not convincing documents have been executed and delivered pursuant to the appointment of such Successor Partnership Guarantee Trustee.

          (b) If an Event of Default actually known to a Responsible Officer of the Partnership Guarantee Trustee has occurred and is continuing, and unless enforcement action under the Partnership Guarantee has been undertaken and is being pursued by the Special Representative, the Partnership Guarantee Trustee shall enforce this Partnership Guarantee for the benefit of the Holders of the Partnership Preferred Securities.

          (c) The Partnership Guarantee Trustee, prior to the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Preferred Partnership Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Partnership Securities Guarantee against the Partnership Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), and is actually known to a Responsible Officer of the Partnership Guarantee Trustee, the Partnership Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Partnership Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (d) No provision of this Preferred Partnership Securities Guarantee shall be construed to relieve the Partnership Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                    (A) the duties and obligations of the Partnership Guarantee Trustee shall be determined solely by the express provisions of this Preferred Partnership Securities Guarantee, and the Partnership Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Partnership Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Partnership Securities Guarantee against the Partnership Guarantee Trustee; and

                    (B) in the absence of bad faith on the part of the Partnership Guarantee Trustee, the Partnership Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Partnership Guarantee Trustee and conforming to the requirements of this Preferred Partnership Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Partnership Guarantee Trustee, the Partnership Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Guarantee;

               (ii) the Partnership Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Partnership Guarantee Trustee, unless it shall be proved that the Partnership Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

               (iii) the Partnership Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of the Preferred Partnership Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Partnership Guarantee Trustee, or exercising any trust or power conferred upon the Partnership Guarantee Trustee under this Preferred Partnership Securities Guarantee; and

               (iv) no provision of this Preferred Partnership Securities Guarantee shall require the Partnership Guarantee Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the Partnership Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Partnership Securities Guarantee or adequate indemnity, reasonably satisfactory to the Partnership Guarantee Trustee, against such risk or liability is not reasonably assured to it.

          (e) Whether or not therein expressly provided, every provision of this Preferred Partnership Securities Guarantee relating to the conduct or affecting the liability of or affording protection to the Partnership Guarantee Trustee shall be subject to the provisions of Sections 3.01(c) and 3.01(d).

          SECTION 3.02  CERTAIN RIGHTS OF PARTNERSHIP GUARANTEE TRUSTEE.

          (a) Subject to the provisions of Section 3.01:

               (i) the Partnership Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

               (ii) any direction or act of the Guarantor contemplated by this Preferred Partnership Securities Guarantee shall be sufficiently evidenced by an Officer's Certificate;

               (iii) whenever, in the administration of this Preferred Partnership Securities Guarantee, the Partnership Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Partnership Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate which, upon receipt of such request from the Partnership Guarantee Trustee, shall be promptly delivered by the Guarantor;

               (iv) the Partnership Guarantee Trustee may consult with counsel of its choice, and the written advice or Opinion of Counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action which is within the scope of such advice or opinion taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees; the Partnership Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Partnership Securities Guarantee from any court of competent jurisdiction;

               (v) the Partnership Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Partnership Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Partnership Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Partnership Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Partnership Guarantee Trustee; provided that, nothing contained in this Section 3.02(a)(v) shall be taken to relieve the Partnership Guarantee Trustee, upon the occurrence and continuance of an Event of Default, of its obligation under the last sentence of Section 3.01(b) to exercise the rights and powers vested in it by this Preferred Partnership Securities Guarantee;

               (vi) the Partnership Guarantee Trustee shall not be bound, except in the case of manifest error, to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Partnership Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

               (vii) the Partnership Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Partnership Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

               (viii) whenever in the administration of this Preferred Partnership Securities Guarantee the Partnership Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Partnership Guarantee Trustee (1) may request instructions from the Holders of a Majority in Liquidation Amount of the Preferred Partnership Securities, (2) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (3) shall be protected in relying on or acting in accordance with such instructions;

               (ix) the Partnership Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any tax or securities form) (or any re-recording, refiling or re-registration thereof); and

               (x) the Partnership Guarantee Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Preferred Partnership Securities Guarantee.

(viii) The Partnership Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Partnership Guarantee trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(ix) Any action taken by the Partnership Guarantee Trustee or its agents hereunder shall bind the Holders of the Partnership Preferred Securities, and the signature of the Partnership Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Partnership Guarantee trustee to so act or as to its compliance with any of the terms and provisions of this Partnership Guarantee, both of which shall be conclusively evidenced by the Partnership Guarantee Trustee or its agent taking such action.

          (b) No provision of this Preferred Partnership Securities Guarantee shall be deemed to impose any duty or obligation on the Partnership Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Partnership Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Partnership Guarantee Trustee shall be construed to be a duty to act in accordance with such power or authority.

          SECTION 3.03 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF PREFERRED PARTNERSHIP SECURITIES GUARANTEE.

          The recitals contained in this Preferred Partnership Securities Guarantee shall be taken as the statements of the Guarantor, and the Partnership Guarantee Trustee does not assume any responsibility for their correctness. The Partnership Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Partnership Securities Guarantee.

                                   ARTICLE IV

                          PARTNERSHIP GUARANTEE TRUSTEE

          SECTION 4.01  PARTNERSHIP GUARANTEE TRUSTEE; ELIGIBILITY.

          (a) There shall at all times be a Partnership Guarantee Trustee which shall:

               (i)  not be an Affiliate of the Guarantor; and

               (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Partnership Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Partnership Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.03(c).

          (c) If the Partnership Guarantee Trustee has acquired or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Partnership Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

          SECTION 4.02  COMPENSATION AND REIMBURSEMENT.

          The Guarantor agrees:

          (a) to pay the Partnership Guarantee Trustee from time to time such reasonable compensation as the Guarantor and the Partnership Guarantee Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Partnership Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Partnership Guarantee Trustee in accordance with the provisions of this Preferred Partnership Securities Guarantee (including the reasonable compensation and expenses of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify each of the Partnership Guarantee Trustee and any predecessor Partnership Guarantee Trustee for, and to hold it harmless from and against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon the income of the Partnership Guarantee Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance of the trusts created by, or the administration of, this Preferred Partnership Securities Guarantee, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          As security for the performance of the obligations of the Guarantor under this Section, the Partnership Guarantee Trustee shall be entitled upon giving 5 days prior written notice to the Guarantor to exercise a lien prior to the Preferred Partnership Securities upon all the property and funds held or collected by the Partnership Guarantee Trustee as such, except funds held in trust for the payment of principal of, and premium (if any) or interest on, particular obligations of the Guarantor under this Preferred Partnership Securities Guarantee.

          The provisions of this Section shall survive the termination of this Guarantee Agreement.

          SECTION 4.03 APPOINTMENT, REMOVAL AND RESIGNATION OF PARTNERSHIP GUARANTEE TRUSTEE.

          (a) Subject to Section 4.03(b), unless an Event of Default shall have occurred and be continuing, the Partnership Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

          (b) The Partnership Guarantee Trustee shall not be removed until a Successor Partnership Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Partnership Guarantee Trustee and delivered to the Guarantor.

          (c) The Partnership Guarantee Trustee appointed to office shall hold office until a Successor Partnership Guarantee Trustee shall have been appointed or until its removal or resignation. The Partnership Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Partnership Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Partnership Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Partnership Guarantee Trustee and delivered to the Guarantor and the resigning Partnership Guarantee Trustee.

          (d) If no Successor Partnership Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.03 within 60 days after delivery to the Guarantor of an instrument of resignation or removal, the Partnership Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Partnership Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Partnership Guarantee Trustee.

          (e) The Guarantor shall give notice of each resignation and each removal of the Partnership Guarantee Trustee and each appointment of a Successor Partnership Guarantee Trustee to all Holders in the manner provided in Section
8.03 hereof. Each notice shall include the name of the Successor Partnership Guarantee Trustee and the address of its Corporate Trust Office.

          (f) No Partnership Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Partnership Guarantee Trustee.

                                   ARTICLE V

                                    GUARANTEE

          SECTION 5.01 GUARANTEE. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

          SECTION 5.02 WAIVER OF NOTICE AND DEMAND. The Guarantor hereby waives notice of acceptance of this Preferred Partnership Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Partnership Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

          SECTION 5.03 OBLIGATIONS NOT AFFECTED. The obligation of the Guarantor to make the Guarantee Payments under this Preferred Partnership Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Partnership Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the [Distributions, Redemption Price, Liquidation Distribution] or any other sums payable under the terms of the Preferred Partnership Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Partnership Securities (other than pursuant to the terms of the Partnership Agreement);

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Partnership Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Preferred Partnership Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Partnership Guarantee Trustee or the Holders to give notice to, or obtain consent of, the Guarantor or any other Person with respect to the happening of any of the foregoing.

          SECTION 5.04 RIGHTS OF HOLDERS. The Guarantor expressly acknowledges that: (i) this Preferred Partnership Securities Guarantee will be deposited with the Partnership Guarantee Trustee to be held for the benefit of the Holders;
(ii) if an Event of Default has occurred and is continuing, the Partnership Guarantee Trustee has the right to enforce this Preferred Partnership Securities Guarantee on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Preferred Partnership Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Partnership Guarantee Trustee in respect of this Preferred Partnership Securities Guarantee or exercising any trust or power conferred upon the Partnership Guarantee Trustee under this Preferred Partnership Securities Guarantee; and (iv) if the Partnership Guarantee Trustee fails to enforce this Preferred Partnership Securities Guarantee, any Holder may enforce this Preferred Partnership Securities Guarantee, or institute a legal proceeding directly against the Guarantor to enforce the Partnership Guarantee Trustee's rights under this Preferred Partnership Securities Guarantee without first instituting a legal proceeding against the Issuer, the Partnership Guarantee Trustee, or any other Person.

          SECTION 5.05 GUARANTEE OF PAYMENT. This Preferred Partnership Securities Guarantee creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication).

          SECTION 5.06 SUBROGATION. The Guarantor shall be subrogated to all, if any, rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Preferred Partnership Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Partnership Securities Guarantee, if, at the time of any such payment, any amounts of Guarantee Payments are due and unpaid under this Preferred Partnership Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

          SECTION 5.07 INDEPENDENT OBLIGATIONS. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Partnership Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Partnership Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03.

          SECTION 5.08 ADDITIONAL AMOUNTS. All payments made pursuant to the Guarantee Payments shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed levied, collected, withheld or assessed by or within any supranational federation to which a jurisdiction in which the Guarantor is incorporated or organized ("Jurisdiction of Incorporation"), belongs or any Jurisdiction of Incorporation (or any political subdivision or taxing authority thereof or therein) or any jurisdiction in which the Guarantor is managed or has a place of business (each, a "Taxing Jurisdiction") or by or within any political subdivision thereof or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In the event of any such withholding or deduction ("Gross-Up Taxes"), the Guarantor shall pay to the Holder of the Preferred Partnership Securities such additional amount ("Additional Amount") as shall be necessary in order that the amount received by such Holder after withholding or deduction shall equal the amount that would otherwise have been due to such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

                    (A) to, or to a Person on behalf of, a Holder who is liable for such Gross-Up Taxes with respect to the Preferred Partnership Securities Guarantee, by reason of such Holder having some connection with the relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Taxing Jurisdiction) other than the mere receipt of Guarantee Payments;

                    (B) to, or to a Person on behalf of, a Holder who presents a Preferred Partnership Security (whenever presentation is required) for payment more than 30 days after the date on which payment first becomes due except to the extent that such Holder would have been entitled to such Additional Amounts on presenting such Preferred Partnership Security for payment on the last day of such period of 30 days.

                    (C) to, or to a Person on behalf of, a Holder who presents a Preferred Partnership Security (when presentation is required) other than in The City of New York.

                    (D) to, or to a Person on behalf of, a Holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or similar claim for exemption to the relevant tax authority; or

                    [(E) to, or to a Person on behalf of, a Holder of a Preferred Partnership Security that is issued in certificated form following and during the continuance of an Event of Default if such Holder (or any predecessor Holder) was one of the beneficial owners requesting that such certificated Preferred Partnership Security be so issued.]

Such Additional Amounts will also not be payable where, had the beneficial owner of the Preferred Partnership Security (or any interest therein) been the Holder of the Preferred Partnership Security, it would not have been entitled to payment of Additional Amounts by reason of any one or more of clauses (A) through (E) above. If the Guarantor shall determine that Additional Amounts will not be payable because of the immediately preceding sentence, the Guarantor will inform such Holder promptly after making such determination setting forth the reason(s) thereof.

                                   ARTICLE VI

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

          SECTION 6.01 LIMITATION OF TRANSACTIONS. So long as any Preferred Partnership Securities remain outstanding, if (a) for any distribution period (as defined in the Partnership Agreement), full distributions on a cumulative basis on any Preferred Partnership Securities have not been paid when due or declared and set apart for payment within the period of time allowed by the Partnership Agreement, (b) an Investment Event of Default has occurred and is continuing, or (c) the Guarantor is in default of its obligations under the Preferred Partnership Securities Guarantee which has not been cured within the period of time allowed under this Preferred Partnership Securities Guarantee, then, during such period (i) the Guarantor shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock or comparable equity interest (except for dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock and conversations or exchanges of common stock of one class into common stock of another class) and (ii) the Guarantor shall not make or permit any Finance Subsidiary to make, any payments that would enable any Finance Subsidiary to make, any payment of any dividends on, any distribution with respect to, or any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any preferred security or comparable equity interest of any Finance Subsidiary.

          SECTION 6.02 SUBORDINATION. This Preferred Partnership Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank
(i) subordinate and junior in right of payment to all other liabilities of the Guarantor, including the Investment Guarantees, except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to all common stock of the Guarantor. Nothing in this Section 6.02 shall apply to claims of, or payments to, the Partnership Guarantee Trustee under or pursuant to Section 4.02 hereof.

                                  ARTICLE VII

                                   TERMINATION

          SECTION 7.01 TERMINATION. Subject to Section 4.02 hereof, this Preferred Partnership Securities Guarantee shall terminate and be of no further force and effect upon: (i) full payment of the Redemption Price of all Preferred Partnership Securities, and all accrued and unpaid Distributions to the date of redemption, (ii) [the distribution of Preferred Partnership Securities to Holders in exchange for all of the Preferred Partnership Securities], or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Preferred Partnership Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Preferred Partnership Securities or under this Preferred Partnership Securities Guarantee.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          SECTION 8.01 SUCCESSORS AND ASSIGNS. All guarantees and agreements contained in this Preferred Partnership Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Partnership Securities then outstanding.

          SECTION 8.02 AMENDMENTS. This Preferred Partnership Securities Guarantee may be amended only by an instrument in writing entered into by the Guarantor and the Partnership Guarantee Trustee. Except with respect to any changes which do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Preferred Partnership Securities Guarantee may only be amended with the prior approval of the Holders of at least a majority in aggregate Liquidation Amount of all the outstanding Preferred Partnership Securities. The provisions of Article VI of the Trust Agreement concerning meetings of Holders shall apply to the giving of such approval. Nothing herein contained shall be deemed to require that the Partnership Guarantee Trustee enter into any amendment of this Preferred Partnership Securities Guarantee.

          SECTION 8.03 CONSOLIDATIONS AND MERGERS. The Guarantor may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation or other entity; provided, that in any such case, (i) either the Guarantor shall be the continuing entity, or the successor entity shall be a corporation or other entity organized and existing under the laws of England and Wales, or any state of the United States of America and such successor entity shall expressly assume the due and punctual payment of the Guarantee Payments payable pursuant to
Section 5.01 hereof and the due and punctual performance and observance of all of the covenants and conditions of this Preferred Partnership Securities Guarantee to be performed by the Guarantor by a separate guarantee satisfactory to the Partnership Guarantee Trustee, executed and delivered to the Partnership Guarantee Trustee by such entity, and (ii) the guarantor or such successor entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition.

          SECTION 8.04 NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

          (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Partnership Guarantee Trustee and the Holders of the Preferred Partnership Securities:

                             TXU Europe Limited
                             The Adelphi
                             1-11 John Adam Street
                             London, England WC2N 6HT
                             Facsimile No: 44 20 78 798082
                             Attention:  Treasurer

          (b) if given to the Issuer, in care of the Administrative Trustees, at the Issuer's (and the Administrative Trustees') address set forth below or such other address as the Administrative Trustees on behalf of the Issuer may give notice of to the Guarantee Trustee and the Holders:

                             TXU Europe Capital I
                             c/o TXU Europe Limited
                             The Adelphi
                             1-11 John Adam Street
                             London, England WC2N 6HT
                             Facsimile No: 44 20 78 798082
                             Attention:  Administrative Trustees

          (c) if given to the Partnership Guarantee Trustee, to the address set forth below or such other address as the Guarantee Trustee may give notice of to the Guarantor and the Holders of the Preferred Partnership Securities:

                             The Bank of New York
                             101 Barclay Street
                             21 West
                             New York, New York 10286
                             Facsimile No: (212) 815-5915
                             Attention: Corporate Trust Trustee Administration

          (d) if given to any Holder, at the address set forth on the books and records of the Issuer.

          All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

          SECTION 8.05 BENEFIT. This Preferred Partnership Securities Guarantee is solely for the benefit of the Holders and, subject to Section 3.01(a), is not separately transferable from the Preferred Partnership Securities.

          SECTION 8.06 INTERPRETATION. In this Preferred Partnership Securities Guarantee, unless the context otherwise requires:

          (a) a term defined anywhere in this Preferred Partnership Securities Guarantee has the same meaning throughout;

          (b) all references to "the Preferred Partnership Securities Guarantee" or "this Preferred Partnership Securities Guarantee" are to this Preferred Partnership Securities Guarantee as modified, supplemented or amended from time to time;

          (c) all references in this Preferred Partnership Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Partnership Securities Guarantee unless otherwise specified;

          (d) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Partnership Securities Guarantee unless otherwise defined in this Preferred Partnership Securities Guarantee or unless the context otherwise requires;

          (e) a reference to the singular includes the plural and vice versa;
and

          (f) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

          SECTION 8.07 GOVERNING LAW. THIS PREFERRED PARTNERSHIP SECURITIES GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          THIS PREFERRED PARTNERSHIP SECURITIES GUARANTEE is executed as of the day and year first above written.

                                               TXU Europe Limited


                                               By:
                                                  ------------------------------
                                                        Name:
                                                        Title:


                                               The Bank of New York,
                                               as Partnership Guarantee Trustee


                                               By:
                                                  ------------------------------
                                                        Name:
                                                        Title: